As filed with the Securities and Exchange Commission on November 6, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORCRAFT COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2430	37-1738347
(State or Other Jurisdiction of Incorporation or Organization)	(Primary standard industrial code number)	(I.R.S. Employer Identification Number)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(800) 297-0661

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Leigh Ginter

Chief Financial Officer

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(800) 297-0661

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Daniel Evans, Esq. Carl Marcellino, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 596-9000	Richard Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-191607

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common stock, $0.01 par value per share	591,928	$16.00	$9,470,848	$1,220

(1)	Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-191607) as amended, which was declared effective by the Securities and Exchange Commission on November 6, 2013.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	The Registrant has previously paid $12,880 for the registration of $100,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on October 7, 2013 (File No. 333-191607) and $2,804 that was previously paid for the registration of an additional $21,764,708 of proposed maximum aggregate offering price in the filing of Amendment No. 5 to the Registration Statement on October 30, 2013 (File No. 333-191607).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value of $0.01 per share, of Norcraft Companies, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 of the Company (File No. 333-191607), initially filed by the Company on October 7, 2013, as amended by Amendment No. 1 thereto filed on October 16, 2012, Amendment No. 2 thereto filed on October 22, 2013, Amendment No. 3 thereto filed on October 24, 2013, Amendment No. 4 thereto filed on October 28, Amendment No. 5 thereto filed on October 30, 2013 and Amendment No. 6 thereto filed on November 1, 2013, which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 6, 2013, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein, and all the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION REQUIRED IN PROSPECTUS

Item 16. Exhibits.

All exhibits previously filed or incorporated by reference in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-191607), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Included in the signature page to Registrant’s Registration Statement on Form S-1 (File No. 333-191607), filed with the Commission on October 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on November 6th, 2013.

NORCRAFT COMPANIES, INC.

By:	/s/ Mark Buller
Mark Buller Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark Buller Mark Buller	Chairman and Chief Executive Officer	November 6, 2013

* Leigh Ginter	Chief Financial Officer and Principal Accounting Officer	November 6, 2013

* Michael Maselli	Director	November 6, 2013

* Christopher Reilly	Director	November 6, 2013

* Ira Zecher	Director	November 6, 2013

By:	/s/ Mark Buller
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Included in the signature page to Registrant’s Registration Statement on Form S-1 (File No. 333-191607), filed with the Commission on October 7, 2013.